As filed with the Securities and Exchange Commission on January 22, 2024.

Registration No. 333-275361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	86-3329066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(281) 671-5150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pete O’Heeron

Chief Executive Officer

FibroBiologics, Inc.

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(281) 671-5150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Fenske Norton Rose Fulbright US LLP 1301 McKinney Street Suite 5100 Houston, Texas 77010 (713) 651-5151	Pete O’Heeron Chief Executive Officer FibroBiologics, Inc. 455 E. Medical Center Blvd. Suite 300 Houston, Texas 77598 (281) 671-5150

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the registration statement of FibroBiologics, Inc. on Form S-1 (Registration No. 333-275361) is an exhibit-only filing being filed solely to provide a copy of our engagement letter with Maxim Group LLC, our financial advisor with respect to certain matters relating to the direct listing, in Exhibit 10.23.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.
3.1*	Amended and Restated Certificate of Incorporation of the registrant, as currently in effect.

3.2*	Bylaws of the registrant, as currently in effect.

4.1*	Reference is made to exhibits 3.1 through 3.2.

5.1*	Opinion of Norton Rose Fulbright US LLP.

10.1*	Intellectual Property Cross-License Agreement dated as of May 17, 2021, between SpinalCyte LLC and FibroBiologics, LLC.

10.2*	Patent Assignment Agreement dated May 17, 2021, between SpinalCyte LLC and FibroBiologics, LLC.

10.3*	Share Purchase Agreement dated as of November 12, 2021, by and among FibroBiologics, LLC GEM Global Yield LLC SCS and GEM Yield Bahamas Limited.

10.4*	Registration Rights Agreement dated November 12, 2021, by and among FibroBiologics, LLC GEM Global Yield LLC SCS and GEM Yield Bahamas Limited.

10.5*	Bridge Note dated April 1, 2021, between SpinalCyte LLC and FibroBiologics, Inc.

10.6*	Sublease Agreement between United Fire & Casualty Company and FibroBiologics, Inc., effective October 5, 2022.

10.7*	License Agreement, dated November 30, 2021, between K2 Biolabs, LLC and FibroBiologics, LLC.

10.8*	Amendment No. 1, effective July 1, 2022, to the License Agreement between K2 Biolabs, LLC and FibroBiologics, Inc.

10.9*	Amendment No. 2, effective August 1, 2022, to the License Agreement between K2 Biolabs, LLC and FibroBiologics, Inc.

10.10*	Amendment No. 3, effective October 1, 2022, to the License Agreement between K2 Biolabs, LLC and FibroBiologics, Inc.

10.11*	Amendment No. 4, effective January 1, 2023, to the License Agreement between K2 Biolabs, LLC and FibroBiologics, Inc.

10.12*	2022 Stock Plan

10.13*	Employment Agreement effective from July 20, 2021, between FibroBiologics, LLC and Hamid Khoja.

10.14*	Employment Agreement effective from May 31, 2022, between FibroBiologics, Inc. and Mark Andersen.

10.15*	Form of Indemnification Agreement between the Registrant and each of its Directors and Executive Officers.

10.16*	Energy Research Park Industrial Lease between University of Houston System, as Landlord, and FibroBiologics, Inc., as Tenant, effective August 1, 2023.

10.17*	IP Transfer Agreement between SpinalCyte, LLC and FibroBiologics, LLC, dated as of May 17, 2021.

10.18*	Amendment 1 to the Patent Assignment Agreement, effective August 2, 2022.

10.19*	Agreement Regarding Right of First Negotiation dated January 20, 2023.

10.20*	Form of Stock Option Notice and Grant Agreement.

10.21*	Amendment 1 to Energy Research Park Industrial Lease between University of Houston System, as Landlord, and FibroBiologics, Inc., as Tenant, effective October 1, 2023.

10.22*	Employment Agreement effective from December 1, 2023, between FibroBiologics, Inc. and Pete O’Heeron.

10.23	Engagement Letter between FibroBiologics, Inc. and Maxim Group LLC dated April 24, 2023.

23.1*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

23.2*	Consent of WithumSmith+Brown PC.

23.3*	Consent of Howard An, M.D.

24.1*	Power of Attorney (included in the signature page to this registration statement).

107*	Filing Fee Table

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on January 22, 2024.

FibroBiologics, Inc.

By:	/s/ Pete O’Heeron
Pete O’Heeron
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pete O’Heeron	Chairperson and Chief Executive Officer	January 22, 2024
Pete O’Heeron	(Principal Executive Officer)

/s/ Mark Andersen	Chief Financial Officer	January 22, 2024
Mark Andersen	(Principal Financial Officer and Principal Accounting Officer)

*	Director	January 22, 2024
Robert Hoffman

*	Director	January 22, 2024
Victoria Niklas, M.D.

*	Director	January 22, 2024
Richard Cilento

*	Director	January 22, 2024
Stacy Coen

*	Director	January 22, 2024
Matthew Link

*By:	/s/ Mark Andersen
Name:	Mark Andersen
Title:	Attorney-in-fact

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